UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Altria Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTRIA GROUP, INC.
6601 West Broad Street
Richmond, Virginia 23230

SECOND SUPPLEMENT TO PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 20, 2021

Dear Fellow Shareholder:

Altria Group, Inc. (“Altria,” “we” or “our”) is pleased to announce that, on May 10, 2021, Altria’s Board of Directors (“Board”) elected Kathryn B. McQuade to serve as the independent Chair of the Board effective upon the conclusion of our 2021 Annual Meeting of Shareholders, which is being held on Thursday, May 20, 2021 (the “2021 Annual Meeting”).
Ms. McQuade, who has served on our Board since February 2012, succeeds Thomas F. Farrell II, who, as we previously announced, had decided to retire from service on our Board following the completion of his current term and was not standing for re-election to our Board at the 2021 Annual Meeting but passed away last month.
This second supplement (this “Supplement”) to our Proxy Statement for our 2021 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2021 (as previously supplemented, the “Proxy Statement”), does not change the proposals to be acted on at the 2021 Annual Meeting or our Board’s recommendations with respect to the proposals, which are described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ W. HILDEBRANDT SURGNER, JR.
W. Hildebrandt Surgner, Jr.
Vice President, Corporate Secretary and Associate General Counsel
May 11, 2021
Richmond, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2021

Altria’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available, free of charge, at www.altria.com/proxy.